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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in this Registration Statement on Form S-4 of Leviathan Gas Pipeline Partners, L.P. and Leviathan Finance Corporation of (i) our reports dated March 19, 1999 relating to the consolidated financial statements of Leviathan Gas Pipeline Partners, L.P. and subsidiaries and the financial statements of Viosca Knoll Gathering Company, (ii) our report dated March 11, 1999 relating to the consolidated financial statements of Neptune Pipeline Company, L.L.C. and subsidiaries, (iii) our report dated May 3, 1999 relating to the balance sheet of Leviathan Finance Corporation and (iv) our report dated June 2, 1999 relating to the balance sheet of Leviathan Gas Pipeline Company each of which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                             /s/ PricewaterhouseCoopers LLP

Houston, Texas
June 17, 1999